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Exhibit 10.12

ASSUMPTION AND CONSENT AGREEMENT
(Scioto Downs, Inc.)

        THIS ASSUMPTION AND CONSENT AGREEMENT ("Assumption Agreement") is made and entered into as of the    day of                        , 2003, by and among SCIOTO DOWNS, INC., an Ohio corporation ("SDI") and WELLS FARGO BANK, National Association, as agent for the Lenders, Swingline Lender and L/C Issuer, which are from time to time parties to the Credit Agreement, as hereinafter described (in such capacity the "Agent Bank" and together with the Lenders, Swingline Lender and L/C Issuer, collectively the "Banks").

R E C I T A L S:

        A. Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of March 28, 2003, as amended by First Amendment to Third Amended and Restated Credit Agreement dated as of June 18, 2003 (as may be further amended, supplemented or otherwise modified from time to time, collectively, the "Credit Agreement"), by and among MTR Gaming Group, Inc., a Delaware corporation, Mountaineer Park, Inc., a West Virginia corporation, Speakeasy Gaming of Las Vegas, Inc., a Nevada corporation, Speakeasy Gaming of Reno, Inc., a Nevada corporation, Presque Isle Downs, Inc., a Pennsylvania corporation, and Racing Acquisition, Inc., an Ohio corporation (collectively the "Borrowers"), the Lenders therein named (herein together with their respective successors and assigns collectively the "Lenders"), Wells Fargo Bank, National Association, as the swingline lender (herein in such capacity, together with its successors and assigns, the "Swingline Lender"), Wells Fargo Bank, National Association, as the issuer of letters of credit thereunder (herein in such capacity, together with their successors and assigns, the "L/C Issuer") and Wells Fargo Bank, National Association, as administrative and collateral agent for the Lenders.

        B. In this Assumption Agreement, all capitalized words and terms not otherwise defined herein shall have the respective meanings to be construed herein as provided in Section 1.01 of the Credit Agreement and any reference to a provision of the Credit Agreement shall be deemed to incorporate such provision as a part hereof in the same manner and with the same effect as if the same were fully set forth herein.

        C. Pursuant to the Scioto Merger Agreement by and between MTRI, as parent, RAI, as the merger subsidiary and SDI, as the company, the Board of Directors of each of MTRI, RAI and SDI agreed to merge RAI with and into SDI, with SDI to remain as the surviving entity (the "Scioto Merger").

        D. The Scioto Merger has been consummated concurrently herewith pursuant to the Articles of Merger dated July 31, 2003 (the "Scioto Articles of Merger"), executed by RAI and SDI.

        E. Under the terms of the Scioto Merger, SDI has acquired all assets and assumed all liabilities of RAI.

        F. SDI and Agent Bank desire to execute this Assumption Agreement for the purpose of evidencing SDI's assumption of all of RAI's obligations under the Bank Facilities, Credit Agreement, Revolving Credit Note, Swingline Note and related Loan Documents.

        NOW, THEREFORE, in consideration of the foregoing and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Assumption.    SDI shall and does hereby assume and agree to be bound by each and every term, duty, obligation, promise, covenant, warranty, and representation of RAI made in the Credit Agreement and in connection with the Credit Agreement, Notes and each of the Loan Documents and each and every other document executed by RAI in connection therewith.

        2.    Representations and Warranties.    To induce Banks to allow SDI to assume the Credit Agreement, Notes and each of the Loan Documents as provided herein, SDI hereby makes the following representations and warranties which shall be deemed to be continuing representations and warranties until the occurrence of Credit Facility Termination.

          a.     It (i) is a duly organized and validly existing corporation in good standing under the laws of the State of Ohio, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where the failure to be so qualified would have a material adverse effect on the operations, property, assets, liabilities, condition (financial or otherwise) or prospects of SDI taken as a whole.

          b.     It has the corporate power to execute, deliver and perform the terms and provisions of this Assumption Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Assumption Agreement. It has duly executed and delivered this Assumption Agreement, and this Assumption Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          c.     Neither the execution, delivery or performance by it of this Assumption Agreement, nor compliance by it with the terms and provisions hereof and of the Loan Documents, (i) will contravene any provision of any existing law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality applicable to it, (ii) will conflict with or result in any breach of any of the material terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of its property or assets pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which it is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of its charter or by-laws.

          d.     No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Assumption Agreement or (ii) the legality, validity, binding effect or enforceability of this Assumption Agreement, the failure of which could reasonably be expected to have a material adverse effect on the operations, property, assets, liabilities, condition (financial or otherwise) or prospects of SDI taken as a whole.

          e.     The Scioto Merger Effective Date has occurred and SDI is a "Borrower" and member of the "Borrower Consolidation" as defined and described in the Credit Agreement and Loan Documents.

        3.    Successors and Assigns.    This Assumption Agreement shall be binding upon SDI and its successors and assigns and shall inure to the benefit of the Banks and their respective successors and assigns.

        4.    Choice of Law and Venue; Service of Process.    THE VALIDITY OF THIS ASSUMPTION AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF SDI AND EACH OF THE BANKS SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST SDI WITH RESPECT TO THIS ASSUMPTION AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA, AND BY EXECUTION AND DELIVERY OF THIS ASSUMPTION AGREEMENT, SDI ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS ASSUMPTION AGREEMENT FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE.

        5.     This Assumption Agreement may be executed by the parties hereto in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument. All such counterparts together shall constitute but one and the same document.

        IN WITNESS WHEREOF, the undersigned have executed the foregoing instrument as of the day and year first above written.

AGENT BANK:
WELLS FARGO BANK, National Association, as Agent Bank for each of the Lenders, Swingline Lender and L/C Issuer
By	/s/ Virginia S. Christenson Virginia Christenson, Vice President
SDI:
SCIOTO DOWNS, INC., an Ohio corporation and successor by merger of Racing Acquisition, Inc., an Ohio corporation
By	/s/ Edson R. Arneault Edson R. Arneault, Vice President

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ASSUMPTION AND CONSENT AGREEMENT (Scioto Downs, Inc.)